UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

Grandparents.com, Inc. (the “Company”) was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (the “Report”) on or before November 14, 2012 due to disruptions caused by Hurricane Sandy. Specifically, key personnel in the Company’s financial reporting and disclosure functions were temporarily unable to access the Company’s office, communications systems, accounting records and other information necessary for the preparation of the Report due to the loss of power, impediments to traveling and other adverse circumstances in the New York City metropolitan area caused by Hurricane Sandy. As such, the Company intends to file the Report in reliance upon the order issued by the Securities and Exchange Commission on November 14, 2012 (the “Order”) conditionally exempting reporting persons affected by Hurricane Sandy and its aftermath from certain filing requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the period from October 29, 2012 to November 20, 2012. As further set forth in Exchange Act Release No. 68224, the Order provides that quarterly reports due during such period for reporting persons qualifying for relief will be considered to have a due date of November 21, 2012 instead of November 14, 2012. Although the Company intends to file the Report on or before November 21, 2012, the Company may seek to extend such due date an additional five days pursuant to Exchange Act Rule 12b-25.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2012	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer